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                                                                   EXHIBIT 10.22

                              EMPLOYMENT AGREEMENT
                           BETWEEN E. PAUL MALONEY AND
                         HYPERTENSION DIAGNOSTICS, INC.



         THIS AGREEMENT is entered into as of March 28, 2001, by and between Hypertension Diagnostics, Inc., a Minnesota corporation (the "Company"), and E. Paul Maloney ("Executive").

         WHEREAS, the Company wishes to retain Executive to render services for the Company on the terms and conditions set forth in this Agreement, and Executive wishes to be retained and employed by the Company on such terms and conditions;

         WHEREAS, the Company desires to engage Executive in a position of trust and confidence to aid the Company in connection with the Company's business;

         WHEREAS, the Company and Executive desire to set forth in writing the terms and conditions with respect to employment, remuneration and the right, title and interest of the Company in proprietary information or inventions produced during Executive's employment with the Company and assignment of proprietary information or inventions produced while employed with the Company;

         WHEREAS, the Company desires that Executive enter into a covenant not to compete so as to protect the business and goodwill of the Company from competition;

         NOW, THEREFORE, in consideration of the premises and the respective undertakings of the Company and Executive set forth below, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and Executive agree as follows:

         1. Employment. Upon the other terms and conditions set forth in this Agreement, the Company hereby employs Executive, and Executive accepts such employment, as its Vice President-Engineering. Except as expressly provided herein, termination of this Agreement by either party shall also terminate Executive's employment by the Company.

         2. Term. Subject to Executive's full compliance with Section 3 hereof and subject to the provisions of Sections 8 and 10 hereof, Executive's employment shall commence as of April 2, 2001 and continue through April 1, 2003. This Agreement may be extended beyond April 1, 2003 by mutual agreement of the parties.

         3. Position and Duties.



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                  3.01 Service with Company. During the term of this Agreement,
Executive agrees to perform such reasonable employment duties as the Company shall assign to Executive from time to time, including, but not limited to, a variety of general, design, development, prototype and proof of concept engineering tasks and activities. Executive's engineering position will involve the supervision of others and will require that the implementation and conduct of all tasks and activities undertaken by Executive as well as those supervised by Executive be at all times in full compliance with the Company's ISO Certification and status as a FDA registered manufacturer of medical devices (that is, in adherence to FDA's GMP and QSR requirements). Executive will work with others at the Company to ensure that the design, development, manufacture and delivery of medical electronic products and services to customers is at all times at the highest quality possible based on the assignment and availability of Company resources. There will be a need for Executive to participate in a wide range of duties and responsibilities generally involving the engineering aspects of the Company's projects and products. Of course, all endeavors and efforts on Executive's part will be in order to help the Company "get the job done right the first time". In furtherance thereof, Executive shall report to the Board of Directors of the Company (the "Board"). In addition, the Executive shall perform such other duties of a senior executive nature as the Board and the Executive from time to time determine to be mutually acceptable. Executive accepts such employment on the terms and conditions set forth in this Agreement.

                  3.02 Performance of Duties. Executive agrees to serve the Company faithfully and to the best of his ability and to devote his full time, attention and best efforts to the business and affairs of the Company during the term of this Agreement. Executive represents to the Company that he has no contractual commitments inconsistent with his obligations set forth in this Agreement, and that during the term of this Agreement, he will not render or perform services for any other corporation, firm entity, organization or person which are inconsistent with the provisions of this Agreement.

     4. Compensation.

                  4.01 Base Salary. As compensation for all services to be rendered by Executive under this Agreement during the full term of this Agreement, the Company shall pay to Executive a minimum base Salary ("Base Salary" shall mean regular cash compensation paid on a periodic basis exclusive of benefits, bonuses or incentive payments) at the annual rate of $140,000, payable bi-weekly. On or before April 2nd of each year during the term of this Agreement, Executive will receive a performance evaluation and the Base Salary shall be subject to increase at the discretion of the Company. If the Executive's Base Salary is increased during the term of this Agreement, the increased amount shall be the new Base Salary until subsequently adjusted by the Company, if at all.

                  4.02 Bonus and Incentive. Executive shall be eligible to participate in the Company's executive incentive bonus plans and shall be eligible to receive grants or awards pursuant to the Company's stock option plans, all in accordance with the terms and conditions of those plans and on a basis consistent with that customarily provided for senior officers at the highest level of the Company. Each year Executive shall be eligible to receive stock options to



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purchase shares of the Company's Common Stock according to the terms of the
Company's stock option plan as determined by the Company's Compensation
Committee.

                  4.03 Fringe Benefits. In addition to the compensation payable to Executive as provided in Sections 4.01 and 4.02 above:

                           (a) Automobile. The Company shall reimburse Executive
                  for all Company related mileage at the then current rate allowed by the Internal Revenue Service. Executive shall receive no automobile allowance.

                           (b) Paid Time Off ("PTO"). During the term of the
                  Agreement, Executive shall be entitled to paid time off in accordance with the Company's Paid Time Off ("PTO") Plan as specified in Exhibit "A", attached hereto and made a part hereof.

                           (c) Holidays. The Company shall provide eight (8)
                  paid holidays and two paid personal holidays per calendar year consistent with the Company's Holiday Policy.

                           (d) Other Benefits. Executive shall be entitled to
                  participate in all employee benefit plans or programs of the Company to the extent that Executive's position, title, tenure, salary, age, health and other qualifications make Executive eligible to participate. The Company does not guarantee the adoption or continuance of any particular employee benefit plan or program during the term of this agreement, and Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.

                  Executive shall be eligible to participate in the Company health/dental plan partially paid by the Company beginning 30 days after the Executive's first day of employment. Executive's pre-tax contributions to the health plan shall be based on the number of persons covered by such health plan. These contribution amounts are subject to change at the discretion of the Company.

                  To the extent available or offered, and beginning 30 days after Executive's first day of employment, Executive shall be entitled to participate in all other benefit programs offered by the Company to its full time employees, including, but not limited to, term life insurance equal to two (2) times Executive's annual earnings; long-term disability insurance; a 401(k) SIMPLE Plan; and a flexible spending account ("FSA"). Executive's eligibility for the 401(k) SIMPLE Plan will be July 1, 2001 and, for the FSA, will be in the month following the completion of the initial 30-day waiting period following the start date of employment.

                  4.04 Stock Options. The Company may at its discretion grant Executive incentive stock options or nonqualified stock options of the Company's $.01 par value Common Stock, pursuant to the terms and conditions set forth in the respective stock option agreements.


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                  The Company shall grant Executive on the first day of
employment nonqualified stock options for 60,000 shares of the Company's $.01 par value Common Stock, pursuant to the terms and conditions set forth in the Stock Option Agreement (to be delivered to Executive following the first day of employment). These options will fully vest at the completion of a period of four
(4) years of continuous employment by the Executive according to the following vesting schedule:

                           (a) 20% of the options will vest on the Executive's
                  first day of employment with the Company; and

                           (b) 20% of the options will vest each year on the
                  anniversary date of the Executive's employment start date.

                  4.05 Business Expenses. The Company will pay or reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by Executive in the performance of Executive's duties under this Agreement subject to compliance by Executive with the Company's policies for expense reimbursements.

         5. Confidential Information.

                  5.01 "Confidential Information" Defined. "Confidential Information" means information not generally known, and proprietary to the Company or to a third party for whom the Company is performing work, including, without limitation, information concerning any patents or trade secrets, confidential or secret designs, processes, formulae, source codes, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. All information which Executive acquires or becomes acquainted with during the period of his employment by the Company (including employment by an affiliated company), whether developed by Executive or by others, which he has reasonable basis to believe to be Confidential Information, or which is treated by the Company as being Confidential Information, shall be presumed to be Confidential Information.

                  5.02 Obligations of Executive. Except as permitted or directed by the Company, Executive shall not, either during his employment by the Company or thereafter, divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any Confidential Information. Executive acknowledges that the Confidential Information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company and its predecessors, and that any disclosure or other use of such Confidential Information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the term of this Agreement, Executive will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company.




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                  5.03 Scope of Obligation. The foregoing obligations of
confidentiality shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by Executive.

         6. Ventures. If, during the term of this Agreement, Executive is engaged in or associated with the planning or implementing of any project, program or venture involving the Company and a third party or parties, all rights in such project, program or venture shall belong to the Company. Except as formally approved by the Company, Executive shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the salary to be paid to Executive as provided in this Agreement.

         7. Patent and Related Matters.

                  7.01 Disclosure and Assignment. Executive will promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product, whether patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by Executive, whether or not during regular working hours, either solely or in collaboration with others, during the term of this Agreement, or the twelve months thereafter, relating either directly or indirectly to the business, products, practices or techniques of the Company (hereinafter referred to as "Developments"). Executive, to the extent that he has the legal right to do so, hereby acknowledges that any and all of said Developments are the property of the Company and hereby assigns and agrees to assign to the Company any and all of Executive's right, title and interest in and to any and all of such Developments.

                  7.02 Future Developments. As to any future Developments made by Executive which relate to the business, products or practices of the Company, and which are first conceived or reduced to practice during the term of this Agreement, or within twelve (12) months thereafter, but which Executive claimed for any reason to belong to an entity or person other than the Company, Executive will promptly disclose the same in writing to the Company and shall not disclose the same to others if the Company, within twenty (20) days thereafter, shall claim ownership of such Developments under the terms of this Agreement. If the Company makes no such claim, Company shall not be obligated to maintain in confidence any such information disclosed by Executive.

                  7.03 Limitation on Section 7.01 and 7. 02. The provisions of Sections 7.01 and 7.02 shall not apply to any Development meeting the following conditions:

                           (a) such Development was developed entirely on
                  Executive's own time; and

                           (b) such Development was made without the use of any
                  Company equipment, supplies, facility or trade secret information, and without use of any



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                  Company personnel; and

                           (c) such Development does not relate (i) directly to
                  the business of the Company, or (ii) to the Company's actual or demonstrably anticipated future business, research or development; and

                           (d) such Development does not result, directly or
                  indirectly, from any work performed by Executive for the Company.

                  7.04 Assistance of Executive. Upon request and without further compensation therefor, but at no expense to Executive, and whether during the term of this Agreement or thereafter, Executive will do all lawful acts, including, but not limited to, the execution of papers and lawful oaths and the giving of testimony, that in the opinion of the Company, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign patents, including, but not limited to, design patents, on any and all of such Developments, and for perfecting, affirming and recording the Company's complete ownership and title thereto, and to cooperate otherwise in all proceedings and matters relating thereto.

                  7.05 Records. Executive will keep complete, accurate and authentic accounts, notes, data and records of all Developments in the manner and form requested by the Company. Such accounts, notes, data and records shall be the property of the Company, and, upon its request, Executive will promptly surrender same to it or, if not previously surrendered upon its request or otherwise, Executive will surrender the same, and all copies thereof, to the Company upon the conclusion of Executive's employment.

         8. Termination.

                  8.01 Grounds for Termination. This Agreement shall terminate prior to the expiration of the initial term set forth in Section 2 or any extension thereof in the event that any time during such initial term or any extension thereof:

                           (a) Executive dies, or

                           (b) Executive becomes disabled (as defined below), so
                  that he cannot perform the essential functions of his position, or

                           (c) The Company elects to terminate this Agreement
                  for "Cause" and notifies Executive in writing of such election, or

                           (d) The Company elects to terminate this Agreement
                  without "Cause" and notifies Executive in writing of such election, or

                           (e) Executive elects to terminate this Agreement and
                  notifies the Company in writing of such election.



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If this Agreement is terminated pursuant to subsection (a), (b) or (c) of this
Section 8.01, such termination shall be effective immediately provided, however, a termination pursuant to subsection 8.01(c) shall include the notice and right to cure referenced, and related to, a termination for Cause described in subsection 8.02(a). If this Agreement is terminated pursuant to subsection (d) or (e) of this Section 8.01, such termination shall be effective on the date set forth in the notice of termination.

                  8.02 "Cause" Defined.

                           (a) Executive has breached the provisions of this
                  Agreement in any material respect (provided, that the Company gives written notice of its intention to terminate Executive's employment for Cause, and such notice shall state in reasonable detail the particular act(s) or failure(s) to act that constitute grounds on which the termination is based, and, provided that Executive shall have ten (10) business days to cure any such breach), or

                           (b) Executive has engaged in material misconduct,
                  including, without limitation, willful and material failure to perform Executive's duties as an officer or employee of the Company, or

                           (c) Executive has committed fraud, misappropriation
                  or embezzlement in connection with the Company's business, or

                           (d) Executive has been convicted or has pleaded nolo
                  contendere to criminal misconduct (except for parking violations, minor traffic violations, and other petty or insignificant misdemeanors, or other misconduct which does not relate to or involve or adversely affect Executive's duties for the Company, as reasonably determined by the Company' Board of Directors).

                  8.03 "Disability" Defined. As used in this Agreement, the term "disability" means any mental or physical condition that renders Executive unable to perform the essential functions of his position, with or without reasonable accommodation, as defined by various state and federal disability laws. Executive shall be presumed to have such a disability, for the purpose of this Agreement, in the event Executive qualifies, because of illness or incapacity, to begin receiving disability income insurance payments under any long-term disability income insurance policy that the Company maintains for the benefit of Executive. If there is no such policy in effect at the date of Executive's illness or incapacity, Executive shall be presumed to have such a disability for the purpose of this Agreement if Executive is substantially incapable of performing his duties for a period of more than eight (8) weeks, after also including any available "paid time off (PTO) days," if any, as may be adopted for employees of the Company (and as referenced in Section 4.03(b)); provided, however, at least thirty (30) days prior to the end of such period referenced in this sentence, the Company shall notify Executive in writing of its determination that, with the passage of requisite balance of time remaining, Executive shall be deemed to be disabled; provided, further, during such thirty
(30) day period, Executive shall be permitted to make a presentation to the Board of Directors, or a committee of the Board of



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Directors constituted for such presentation, for its consideration with respect to a finding of Disability on the part of Executive.

                  8.04 Effect of Termination. Notwithstanding any termination of this Agreement, Executive, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of Executive's employment.

                  8.05 Surrender of Records and Property. Upon termination of his employment with the Company, Executive shall deliver or shall cause to be delivered promptly to the Company all copies of all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of the Company or which relate in any way to the business products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which in any of the cases are in his possession or under his control.

         9. Remedies for Early Termination. In the event of Termination pursuant to Section 8, Base Salary shall be paid as follows:

                  9.01 In the event of termination for Cause (Section 8.01(c)), Base Salary shall continue to be paid on a bi-weekly basis prorated through the date of termination specified in any notice of termination.

                  9.02 In the event of termination pursuant to Section 8.01(e), compensation shall continue to be paid as follows: if the notice of termination is given by Executive at any time, Base Salary shall continue to be paid on a bi-weekly basis prorated through the date of termination specified in such notice (not to exceed two weeks' pay or such greater period as determined in the sole discretion of the Company) and thereafter Executive shall be entitled to such benefits accrued as of the date of termination to the extent required by law.

                  9.03 In the event of termination of this Agreement by reason of Executive's death (Section 8.01(a)), the Executive's designated beneficiary or, in the absence of such designation, the Executive's estate shall be entitled to benefits, if any, payable under any life insurance program maintained by the Company.

                  9.04 In the event of disability (Section 8.01(b)), the Company shall continue to pay Base Salary to the Executive until the earlier of such time as the Executive is determined to be eligible for long-term disability benefits, if any, under any disability benefit plan of the Company then in effect, or the end of the sixth (6th) month following the month in which the event causing the disability occurred.

                  9.05 In the event of termination without Cause pursuant to
Section 8.01(d), compensation shall continue to be paid as follows:



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                           (a) Executive shall be entitled to a severance
                  payment equal to the Executive's Base Salary from the date of termination until the end of twelve (12) months thereafter. Such Base Salary shall continue to be paid on a bi-weekly basis prorated through the end of the applicable payment period referenced immediately above; and

                           (b) Executive shall be entitled to such benefits
                  accrued as of the date of termination to the extent required by law.

         10. Change in Control. It is expressly recognized by the parties that a Change in Control would necessarily result in material alteration or diminishment of Executive's position and responsibilities. Therefore, if during the term of this Agreement, there shall occur, with or without the consent of the Company, a Change in Control, the Company and Executive agree to abide by the terms and conditions set forth in the Change in Control Severance Agreement attached hereto as Exhibit "C" and made a part hereof. Any severance payable pursuant to the Change in Control Severance Agreement shall be in lieu of, and not in addition to, any payments provided for in this Agreement, and, except to the extent modified or superceded by the Change in Control Severance Agreement, the provisions of this Agreement shall continue to apply following a Change in Control.

         11. Covenant Not to Compete.

                  11.01 Executive expressly acknowledges that Executive is entering into this covenant not to compete so as to protect the business and goodwill of the Company from competition in the event of a termination of the employment relationship and Executive further acknowledges the reasonableness of the restriction imposed herein. Accordingly, in the event that Executive's employment with the Company is terminated voluntarily by the Executive or by the Company for Cause as defined in Section 8.02, it is agreed that:

                           (a) Executive will inform any new employer, before
                  accepting employment, of the existence of this Agreement and give such a copy of this Section 11, Covenant Not to Compete; and

                           (b) Executive will not, for a period beginning from
                  the date of this Agreement and for twelve (12) months after Executive's employment with the Company ends, sell to, solicit, serve, or attempt to sell to, solicit, or serve any customer, client or account or any prospective customer, client or account of the Company, provided, however, that the foregoing limitation shall only apply to sales, solicitations, services or attempts to do any of the foregoing which involve a Competing Product. A "customer, client or account" is any person, firm or entity to whom or to which the Company furnished any services, materials, or products at any time during Executive's employment with the Company. A "prospective customer, client or account" is one which, during Executive's employment with the Company, is solicited, successfully or unsuccessfully, to become a customer, client or account of the Company. As used herein, a "Competing Product" is a



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                  product similar to or in competition with any product, or
                  planned product, of the Company as of the date Executive's employment is terminated.

                           (c) Executive will not, from a period beginning with
                  the date of this Agreement and for twelve (12) months after Executive's employment with the Company ends, cause or attempt to cause any customer, client or account or any prospective customer, client or account, to divert, terminate, limit or in any manner modify or fail to enter into any actual or potential business relationship with the Company.

                           (d) Executive will not, for a period beginning with
                  the date of this Agreement and for twelve (12) months after Executive's employment with the Company ends, divert, solicit, or employ, or attempt to divert, solicit, or employ any employees of the Company.

                           (e) Executive shall not, directly or indirectly, from
                  a period beginning from the date of this Agreement and for twelve (12) months after Executive's employment with the Company ends, engage in competition with the Company in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association, or otherwise) for a competitor of the Company. The obligations of Executive under Section 11.01(e) shall apply to any geographic area in which the Company: (i) has engaged in business during the term of this Agreement through production, promotional, sales or marketing activity, or otherwise, (ii) has otherwise established the Company's goodwill, business reputation or any customer or supplier relations, or (iii) has been directly involved in the expansion of the Company's business and development of the Company's customer base.

         12. Settlement of Disputes.

                  12.01 Arbitration. Except as provided in section 12.02, any claims or disputes of any nature between the Company and Executive arising from or related to the performance, breach, termination, expiration, application, or meaning of this Agreement or any matter relating to Executive's employment and the termination of that employment by the Company shall be resolved exclusively by arbitration in Minneapolis, Minnesota (or other locale convenient to the Company's principal executive offices), in accordance with the applicable rules then obtaining of the American Arbitration Association. The fees of the arbitrator(s) and other costs incurred by Executive and the Company in connection with such arbitration shall be paid by the party who is unsuccessful in such arbitration.

The decision of the arbitrator(s) shall be final and binding upon both parties. Judgment of the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event of submission of any dispute to arbitration, each party shall, not later than thirty (30) days prior to the date set for hearing, provide to the other party and to the arbitrator(s) a copy of



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all exhibits upon which the party intends to rely at the hearing and a list of all persons each party intends to call at the hearing.

                  12.02 Resolution of Certain Claims - Injunctive Relief. Executive agrees that, in addition to, but not to the exclusion of any other available remedy, the Company shall have the right to enforce the provisions of
Section 7 and 11 by applying for and obtaining temporary and permanent restraining orders or injunctions from a court of competent jurisdiction (the jurisdiction of which is consented to in Section 12.03) without the necessity of filing a bond therefor. The prevailing party in any such action shall be entitled to recover from the other party reasonable attorneys' fees and costs incurred by the prevailing party in such action.


                  12.03 Venue. Any action at law, suit in equity, or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement or any provision hereof, shall be litigated only in the courts of the State of Minnesota, County of Dakota, County of Hennepin or County of Ramsey, or the Federal District Court, District of Minnesota, Fourth Division. Executive waives any right Executive may have to transfer or change the venue of any litigation brought against Executive by the Company. Executive also waives any claim of inconvenient forum.

                  12.04 Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, geographical extent or business activities which may be valid and enforceable under applicable law. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms possible under applicable law.)

         13. Miscellaneous.

                  13.01 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Minnesota other than its law dealing with conflicts of law.

                  13.02 Prior Agreements. This Agreement contains the entire agreement of the parties relating to the employment of Executive by the Company and the ancillary matters discussed herein and supersedes all prior agreements and understandings with respect to such matters, and the parties hereto have made no agreements, representations or warranties relating to such employment or ancillary matters which are not set forth within.

                  13.03 Withholding Taxes. The Company may withhold from any benefits



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payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

                  13.04 Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by the both Executive and the Company.

                  13.05 No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be by any estoppel to enforce any provision of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                  13.06 Assignment. This Agreement shall not be assignable, in whole or in part, by Executive without the written consent of the Company.

                  13.07 Notices. All notices, requests and demands given to or made pursuant hereto shall, except as otherwise specified herein, be in writing and be delivered, mailed or faxed to any such party at its address or fax number which:


                  In the case of the Company shall be:

                           Hypertension Diagnostics, Inc.
                           2915 Waters Road, Suite 108
                           Eagan, Minnesota 55121-1562

                           Fax No.:  (651) 687-0485


                  If the case of the Executive shall be:

                           Mr. E. Paul Maloney
                           16975 124th Street North
                           Stillwater, Minnesota 55082

                           Home Phone No.:  (651) 430-0863


                  Either party may, by notice hereunder, designate a changed address. Any notice, if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed dispatched on the registered date or that stamped on the certified mail receipt, and shall be deemed received within the second business day thereafter or when it is actually received, whichever is sooner. Any notice that is delivered via telefax shall be deemed dispatched when it is actually sent, and shall be deemed received when it is actually received.

                  13.08 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  13.09 Time of the Essence. Time is of the essence in the performance of the obligations hereunder.

                  13.10 Captions and Headings. The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.


         IN WITNESS WHEREOF, Executive and the Company have executed this Agreement as of the date set forth in the first paragraph.


                                     HYPERTENSION DIAGNOSTICS, INC.



                                     By:       /s/ Charles F. Chesney
                                         ---------------------------------------

                                     Its: Executive Vice President



                                     EXECUTIVE



                                       /s/ E. Paul Maloney
                                     -------------------------------------------
                                     E. Paul Maloney

                                                                       EXHIBIT A

                           Paid Time Off ("PTO") Plan
                                 E. Paul Maloney

The purpose of the Company's Paid Time Off ("PTO") policy is to allow employees paid time away from work ("PTO" time) for vacation, recuperation from illnesses and to conduct personal business. Under this policy, these reasons for being absent from work have been grouped together. Benefits for the Executive will accrue as follows:



----------------------- --------------------- -------------------- --------------------- -------------------- ---------------------
Number of               Period of             PTO Accrual          PTO Accrual           PTO Work             PTO
Years of                Employment            Hours per            Hours per Year        Days per Year        Carryover
Employment                                    Week                                                            Maximum
At the
Company
----------------------- --------------------- -------------------- --------------------- -------------------- ---------------------
1st Year                April 2, 2001         3.231                168 Hours             21 Days              36 Days
                        through                                                                               (288 Hours)
                        April 1, 2002
----------------------- --------------------- -------------------- --------------------- -------------------- ---------------------
2nd Year                April 2, 2002         3.231                168 Hours             21 Days              36 Days
                        through                                                                               (288 Hours)
                        April 1, 2003
----------------------- --------------------- -------------------- --------------------- -------------------- ---------------------



If the carryover maximum is reached, PTO time accrual will be suspended until the Executive uses PTO benefits, at which time the accrual will resume.

Upon termination of employment, the Executive shall be paid for all such accrued but unused PTO time at the Executive's then current Base Salary rate.

                                                                       EXHIBIT B


                      CHANGE IN CONTROL SEVERANCE AGREEMENT



         THIS AGREEMENT is made and entered into by and between Hypertension Diagnostics, Inc., a Minnesota corporation with its principal offices at 2915 Waters Road, Suite 108, Eagan, Minnesota 55121-1562 ("HDI") and E. Paul Maloney, residing at 16975 124th Street North, Stillwater, Minnesota 55082 (the "Executive"), and shall be effective as of this 2nd day of April, 2001.

         WHEREAS, HDI considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of HDI and its shareholders; and

         WHEREAS, the Executive has made and is expected to make, due to Executive's intimate knowledge of the business and affairs of HDI, its policies, methods, personnel, and problems, a significant contribution to the profitability, growth, and financial strength of HDI; and

         WHEREAS, HDI, as a publicly held corporation, recognizes that the possibility of a Change in Control may exist, and that such possibility and the uncertainty and questions which it may raise among management may result in the departure or distraction of the Executive in the performance of the Executive's duties, to the detriment of HDI and its shareholders; and

         WHEREAS, it is in the best interests of HDI and its shareholders to reinforce and encourage the continued attention and dedication of management personnel, including Executive, to their assigned duties without distraction and to ensure the continued availability to HDI of the Executive in the event of a Change in Control.

         THEREFORE, in consideration of the foregoing and other respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

         1. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect through April 1, 2003, unless further extended by action of the Board of Directors of the Company (the "Board"); provided, however, that if a Change in Control shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of twenty-four (24) months from the date of the occurrence of a Change in Control. In the event that more than one Change in Control shall occur during the original or extended term of this Agreement, the twenty-four (24) month period shall follow the last Change in Control. This Agreement shall neither impose nor confer any further rights or obligations on HDI or the Executive on the day after the end of the term of this Agreement.

Expiration of the term of this Agreement of itself and without subsequent action by HDI or Executive shall not end the employment relationship between HDI and Executive.

         Notwithstanding the foregoing, the Board may terminate this Agreement only if the Board determines based upon a written opinion from HDI's independent auditors or tax counsel, that: (a) but for this Agreement (individually or together with other similar arrangements), "pooling of interest" accounting would apply to a contemplated transaction that would constitute a Change in Control, and (b) such accounting treatment is an essential condition to the consummation of such transaction.

         2. Change in Control. No benefits shall be payable hereunder unless there shall have been a Change in Control and the Executive's employment is terminated. For purposes of this Agreement, a "Change in Control" of HDI shall mean a change in control which would be required to be reported in response to item 6(e) on Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not HDI is then subject to such reporting requirement, including, without limitation, if:

                  (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than HDI or a trustee or other fiduciary holding securities under any employee benefit plan sponsored and maintained by HDI, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of HDI representing 30% or more of the combined voting power of HDI's then outstanding securities and is required to file a Schedule 13D under the Exchange Act; or

                  (b) The Incumbent Directors cease for any reason to constitute at least a majority of the Board. The term, "Incumbent Directors," shall mean those individuals who are members of the Board on the effective date of this Agreement and any individual who subsequently becomes a member of the Board and whose election or nomination for election by HDI's shareholders was approved by a vote of at least a majority of the then Incumbent Directors; or

                  (c) (i) HDI consummates a merger, consolidation, share exchange or other reorganization of HDI with any corporation or entity, other than an entity owned at least 80% by HDI, unless the shareholders of HDI immediately prior to such transaction beneficially own, directly or indirectly, 51% or more of the combined voting power of the resulting entity's outstanding voting securities as well as 51% or more of the total market value of the resulting entity's outstanding equity securities immediately after such transaction; (ii) HDI consummates a division of HDI, unless the shareholders of HDI immediately prior to such division beneficially own, directly or indirectly, 51% or more of the combined voting power of the outstanding voting securities as well as 51% or more of the total market value of each such entity's outstanding equity securities of each entity resulting from the division, and in substantially the same proportion as such shareholders owned shares of HDI prior to such division; or (iii) the shareholders of HDI approve an agreement for the sale or disposition (in one transaction or a series of transactions) of assets of HDI, the total consideration of which is greater than 51% of the market value of all of the outstanding equity securities of HDI, , and the Board determines in good faith that the total consideration for any transaction described in subsection (c)(i) through (iii) represents an amount in excess of the liquidation value of HDI.

         3. Termination Following Change in Control. If a Change in Control shall have occurred and the Executive's employment is terminated during the term of this Agreement, Executive shall be entitled to the benefits provided in subsection 4(d) unless such termination is (A) because of Executive's death or Retirement, (B) by HDI for Cause or Disability, or (C) by Executive other than for Good Reason.

                  (a) Disability; Retirement. If, as a result of incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of Executive's duties with HDI for six consecutive months, and within 30 days after written Notice of Termination is given the Executive shall not have returned to the full-time performance of the Executive's duties, HDI may terminate Executive's employment for "Disability". Any question as to the existence of Executive's Disability upon which Executive and HDI cannot agree shall be determined by a qualified independent physician selected by Executive (or, if the Executive is unable to make such selection, it shall be made by any adult member of the Executive's immediate family), and approved by HDI. The determination of such physician made in writing to HDI and to Executive shall be final and conclusive for all purposes of this Agreement. Termination by HDI or Executive of Executive's employment based on "Retirement" shall mean termination on or after attaining age 65.

                  (b) Cause. For purposes of this Agreement, "Cause" shall mean:

                           (i) Executive has breached the provisions of this
                  Agreement in any material respect (provided, that HDI gives written notice of its intention to terminate Executive's employment for Cause, and such notice shall state in reasonable detail the particular act(s) or failure(s) to act that constitute grounds on which the termination is based, and, provided that Executive shall have ten (10) business days to cure any such breach), or

                           (ii) Executive has engaged in material misconduct,
                  including, without limitation, willful and material failure to perform Executive's duties as an officer or employee of HDI, or

                           (iii) Executive has committed fraud, misappropriation
                  or embezzlement in connection with HDI's business, or

                           (iv) Executive has been convicted or has pleaded nolo
                  contendere to criminal misconduct (except for parking violations, minor traffic violations, and other petty or insignificant misdemeanors, or other misconduct which does not relate to or involve or adversely affect Executive's duties for HDI, as reasonably determined by HDI's Board).

         Executive shall not be terminated for Cause unless and until HDI shall have delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose and, except for the reasons set forth in (iii) above, after reasonable notice to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before the Board, finding that, in the good faith opinion of the Board, Executive's conduct was Cause and specifying the particulars thereof in detail.

                  (c) Good Reason. Executive shall be entitled to terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without Executive's express written consent, any of the following:

                           (i) The assignment to Executive of any duties
                  inconsistent with Executive's status or position with HDI, or a substantial reduction in the nature or status of Executive's responsibilities from those in effect immediately prior to the Change in Control;

                           (ii) a reduction by HDI in Executive's annual
                  compensation in effect immediately prior to a Change in Control;

                           (iii) the relocation of HDI's principal executive
                  offices to a location more than fifty miles from Eagan, Minnesota or HDI requiring Executive to be based anywhere other than HDI's principal executive offices except for required travel on HDI's business to an extent substantially consistent with Executive's business travel obligations immediately prior to the Change in Control;

                           (iv) the failure by HDI to continue to provide
                  Executive with benefits at least as favorable to those enjoyed by Executive under any of HDI's pension, profit sharing, life insurance, medical, health and accident, disability, deferred compensation, incentive awards, incentive or nonqualified stock options, or savings plans in which Executive was participating immediately prior to the Change in Control, the taking of any action by HDI which would directly or indirectly materially reduce any of such benefits or deprive Executive of any material fringe benefit enjoyed immediately prior to the Change in Control, or the failure by HDI to provide Executive with the number of paid vacation days to which Executive is entitled immediately prior to the Change in Control; provided, however, that HDI may amend any such plan or programs as long as such amendment applies to all senior executive officers of HDI and does not reduce any benefits to which Executive would be entitled by an amount, in the aggregate, in excess of 10%;

                           (v) the failure of HDI to obtain a satisfactory
                  agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 7; or

                           (vi) any other material breach of this Agreement,
                  including but not limited to, any purported termination of Executive's employment which is not made pursuant to a Notice of Termination satisfying the requirements of subsection (d) below; for purposes of this Agreement, no such purported termination shall be effective.

                  Subsection 3(c)(i),(ii),(iii),(iv) and (vi) shall not constitute Good Reason unless HDI shall have received written notice from Executive that sets forth in detail the manner in which HDI has breached this Agreement and HDI is afforded an additional number of days sufficient to cure such breach in a diligent manner.

                  (d) Notice of Termination. Any purported termination of Executive's employment by HDI or by Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 8. For purposes of this Agreement, a "Notice of Termination" shall mean a notice, which shall indicate the specific termination provision in this Agreement relied upon and shall set forth the facts and circumstances, claimed to provide a basis for termination of Executive's employment.

                  (e) Date of Termination. For purposes of this Agreement, "Date of Termination" shall mean:

                           (i) If Executive's employment is terminated for
                  Disability, 30 days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such 30 day period); and

                           (ii) If Executive's employment is terminated pursuant
                  to subsections (b) or (c) above or for any other reason (other than Disability), the date specified in the Notice of Termination (which, in the case of a termination pursuant to subsection (b) above shall not be less than 10 days, and in the case of a termination pursuant to subsection (c) above shall not be less than 10 nor more than 30 days, respectively, from the date such Notice of Termination is given).

         4. Compensation Upon Termination or During Disability. Following a Change in Control of HDI, as defined in Section 2, upon termination of Executive's employment or during a period of Disability, Executive shall be entitled to the following benefits:

                  (a) During any period that Executive fails to perform full-time duties with HDI as a result of a Disability, HDI shall pay Executive, the Executive's base salary as in effect at the commencement of any such period and any other form or type of compensation otherwise payable for such period as if the Executive were not so disabled, until such time as the Executive is determined to be eligible for long term disability benefits, if any, under any HDI's insurance programs then in effect.

                  (b) If Executive's employment shall be terminated (A) by HDI for Cause Executive's death, Disability or (B) Retirement by Executive other than for Good Reason, HDI shall pay to Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and HDI shall have no further obligation to Executive under this Agreement, except as provided in
         Section 4(c) below.

                  (c) If Executive's employment shall be terminated by HDI or by Executive, HDI shall immediately commence payment to the Executive (or Executive's designated beneficiaries or estate, if no beneficiary is designated) of any and all benefits to which the Executive is entitled under HDI's retirement and insurance programs then in effect or as otherwise required by law.

                  (d) If Executive's employment shall be terminated (A) by HDI other than for Cause, Executive's death, Disability or Retirement or
         (B) by Executive for Good Reason, then Executive shall be entitled to the benefits provided below:

                           (i) HDI shall pay Executive, through the Date of
                  Termination, the Executive's base salary as in effect at the time the Notice of Termination is given and any other form or type of compensation otherwise payable for such period;

                           (ii) In lieu of any further salary payments for
                  periods subsequent to the Date of Termination, HDI shall pay a severance payment (the "Severance Payment") equal to the Executive's Monthly Compensation, as defined below, times twelve (12) months. For purposes of this Section 4(d)(ii), "Monthly Compensation" shall mean 1/12th of the Executive's annual base salary (regardless of whether all or any portion of such salary has been contributed to a deferred compensation plan), without giving effect to any reduction in such compensation which would constitute a breach of this Agreement. The Severance Payment shall be paid in a single lump sum within 60 days after the Date of Termination and upon receipt by HDI of the Executive's full and complete release, in a form acceptable to HDI, of any and all claims Executive has or may have against HDI.

                           (iii) For the number of months following the Date of
                  Termination upon which the Severance Payment is determined in subsection (d)(ii) above, HDI shall arrange to provide, at its sole expense, Executive with life, disability, accident and health insurance benefits substantially similar to those that the Executive is receiving or entitled to receive immediately prior to the Notice of Termination. The cost of providing such benefits shall be in addition to (and shall not reduce) the Severance Payment. In the event that Executive cannot be covered under one or more of HDI benefit plans, HDI will reimburse Executive for the full cost of obtaining comparable alternative or individual coverage elsewhere. Benefits otherwise receivable by Executive pursuant to this paragraph
                  (iii) shall be reduced to the extent comparable benefits are actually received by Executive during such period, and any such benefits actually received by Executive shall be reported to HDI.

                  (e) Executive shall be entitled to receive any benefits accrued as of the Date of Termination and payable to the Executive in accordance with the terms and conditions of the HDI 401(k) SIMPLE Profit Sharing Plan and Trust or any successor of such Plan and any other plan or agreement relating to retirement benefits. Nothing herein shall expand or accelerate the rights of Executive under the terms of any such plan or agreement.

                  (f) Executive may, from and after the Date of Termination, exercise any stock options previously granted, up to 100% of the shares for which the option(s) has not yet been vested and/or exercised, in accordance with the terms and conditions of any HDI stock purchase and stock option plans or programs, or any successor to any such plans or programs. Except as provided in the preceding sentence, nothing herein shall expand or accelerate the rights of Executive under the terms of any such plan or program.

                  (g) Executive shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor, except as provided in Section 4(d)(iii), shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by Executive as the result of employment by another employer or by retirement benefits after the Date of Termination, or otherwise.

                  (h) The Severance Payment provided for in this Section 4 shall be in lieu of, and not in addition to, any other severance payments to which Executive may be or become entitled under any other plan or program established or maintained by HDI or pursuant to any termination provision under any employment agreement between Executive and HDI.

         5. Limitation on Parachute Payments. If, in the opinion of tax counsel selected by HDI and acceptable to Executive, the Severance Payment plus all other payments or benefits which constitute "parachute payments" within the meaning of Internal Revenue Code Section 280G(b)(2) exceeds the amount that is deductible by HDI by reason of Section 280G, and in the opinion of such tax counsel, the Severance Payment (in its full amount or as partially reduced, as the case may be) plus all other payments or benefits which constitute "parachute payments" within the meaning of Section 280G(b)(2) are not reasonable compensation for services actually rendered or to be rendered, within the meaning of Section 280G(b)(4), the Severance Payment shall be reduced by the excess of the aggregate "parachute payments" that would be paid to or for the Executive without any portion of such "parachute payments" not being deductible by reason of Code Section 280G. The value of any non-cash benefit or any deferred cash payments shall be determined by HDI in accordance with the principles of Code Sections 280G(d)(3) and (4).

If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of Executive and HDI in applying the terms of this subsection, the aggregate "parachute payments" paid to or for Executive's benefit are in an amount that would result in any portion of such "parachute payments" not being deductible by HDI or its Affiliates by reason of Code Section 280G, then Executive shall have an obligation to pay HDI upon demand an amount equal to the sum of (A) the excess of the aggregate "parachute payments" paid to or for the Executive's benefit over the aggregate "parachute payments" that would have been paid to or for the Executive's benefit without any portion of such "parachute payments" not being deductible by reason of Code Section 280G; and (B) interest on the amount set forth in clause (A) of this sentence at the applicable Federal rate (as defined in Code Section 1274(d)) from the date of Executive's receipt of such excess until the date of such payment.

         6. Funding of Payments. In order to assure the performance of HDI or its successor of its obligations under this Agreement, HDI may, but is not required to, deposit in a so called "rabbi trust" an amount equal to the maximum payment that will be due the Executive under the terms hereof. Under a written trust instrument, the Trustee shall be instructed to pay to the Executive (or the Executive's legal representative, as the case may be) the amount to which the Executive shall be entitled under the terms hereof, and the balance, if any, of the trust not so paid or reserved for payment shall be repaid to HDI. If HDI elects to deposit funds in such a rabbi trust, such deposit to the trust shall be made no later than the occurrence of a Change in Control. If and to the extent there are not amounts in trust sufficient to pay Executive under this Agreement, HDI shall remain liable for any and all payments due to Executive. In accordance with the terms of such trust, at all times during the term of this Agreement, Executive shall have no rights, other than as an unsecured general creditor of HDI, to any amounts held in trust and all trust assets shall be general assets of HDI and subject to the claims of creditors of HDI. Failure of HDI to establish or fully fund such trust shall not be deemed a revocation or termination of this Agreement by HDI.

         7. Successors; Binding Agreement.

                  (a) This agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that HDI may, without the consent of Executive, assign its rights and obligations under this agreement to any corporation, firm or other business entity with or into which HDI may merge or consolidate, or to which HDI may sell or transfer all or substantially all of its assets. After any such assignment, HDI shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be HDI for purposes of all provisions of this agreement, including this Section 7.

                  (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, successors, heirs, and designated beneficiaries. If Executive should die while any amount would still be payable to Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's designated beneficiaries, or, if there is no such designated beneficiary, to the Executive's estate.

         8. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the last known residence address of the Executive or in the case of HDI, to its principal office to the attention of each of the then directors of HDI with a copy to its Secretary, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         9. Attorneys Fees. In the event either party commences legal action or other proceeding arising out of this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and costs incurred by the prevailing party in such action or proceeding.

         10. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties. No waiver by either party hereto at any time of any breach by the other party to this Agreement of, or compliance with, any condition or provision of this Agreement to be performed by such other-party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or similar time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Minnesota.

         11. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


         IN WITNESS WHEREOF, the undersigned officer, on behalf of Hypertension Diagnostics, Inc., and the Executive have hereunto set their hands as of the date first above written.

                                                 HYPERTENSION DIAGNOSTICS, INC.



                                            By:   /s/ Charles F. Chesney
                                                --------------------------------

                                            Its: Executive Vice President


                                            EXECUTIVE



                                              /s/ E. Paul Maloney
                                            ------------------------------------
                                            E. Paul Maloney